Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Nos. 333-91596, 333-98293 and 333-106363) on Form S-8 of our report dated March 13, 2009, relating to the consolidated financial statements and the effectiveness of internal controls over financial reporting, appearing in this Annual Report on Form 10-K of FNB Bancorp for the year ended December 31, 2008.

/s/ Moss Adams LLP

Stockton, California
March 13, 2009